Exhibit 10.28
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                                                                        Standard
                                                                   Funding Corp.
                                                        385 Crossways Park Drive
                                                        Woodbury, New York 11797
                             March 4, 1997                        (516) 364-0200
                                                                  1-800-526-2470
                                                              Fax (516) 364-0205

Mr. Luis Rebatta
Senior Vice President
Interbank of New York
420 Park Avenue South
New York, New York 10016

                                Re:  Schedule A - Interbank 50% Participation
                                                  Interest in Paper

Gentlemen:

Pursuant to our discussion, we are hereby offering to sell to you and you are hereby purchasing from us, without recourse to us, an undivided fractional 50% participation interest (hereinafter called the "participation percentage") in the above-captioned Schedule A (hereinafter called the "transaction") for a participation purchase price of $ 506,480.90, which is an amount equal to the participation percentage of the present unpaid balance on the transaction which we warrant and represent to you is, to the best of our knowledge and belief, a bona fide and enforceable obligation to pay and Security Agreement. As long as the transaction is not in default, and we receive payments thereon in good funds, we will remit to you once each month, to be applied against the net cash balance of your participation purchase price, the participation percentage of each of the payments received by us during the preceding month on the transaction, and will pay you, on or before the 15th of each month, interest at the rate of 7.95 simple interest per annum, 365 day year, (hereinafter called the "participation rate") on the average net cash balance of your participation purchase price outstanding during the preceding month in respect of the transaction. In the event that the transaction or any guarantors thereon are in default in any of their obligations to us with respect to the transaction and/or we proceed to cancel the policy or take any other action that we may deem, in our sole discretion, necessary, proper or advisable to protect our and your interest, and receive monies on the account of the transaction, such monies will be disbursed in the following order.
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      1.    All out-of-pocket expenses, including but not limited to attorneys'
            fees, costs of repossession, collection, etc., incurred and/or anticipated; then

      2. The participation percentage of the reminder will be promptly remitted to you as collected until you have received an aggregate amount equal to the net outstanding cash balance of the above-mentioned participation purchase price plus interest thereon at the participation rate to the date of payment. As soon as you have received the foregoing sum, you will have no further interest in the transaction.

We shall endeavor to keep you fully advised as to any action we are taking and/ or anticipate taking with respect to the transaction; however, in the event you desire any other action to be taken with respect to the transaction, we will upon receipt of written notice from you to that effect, turn over to you the liquidation of the transaction and you shall disburse any monies received by you as provided in number "1" above and as to the remainder, you shall retain your participation percentage thereof and promptly remit to us the balance. Any interest payable to you under this agreement will be computed on the net outstanding cash balance of your participation purchase price herein.

We shall not have any liability to you for the repayment of the participation purchase price, your participating interest or any other charges or sums except for the above-mentioned monthly payment to you out of monies actually received by us with respect to the transaction. We will exercise such care in the handling of the transaction as we would exercise in the case of transactions in which we alone are interested, and we will take such action as may be necessary to the end that you shall have a valid security interest in the return premium with respect to which you are participating. Except as stated herein, we will have no liability with respect to the transaction as long as we have acted in good faith. At any time during the term of this Agreement we will have the option of paying to you the then outstanding cash balance of your participation purchase price in the transaction, plus interest thereon to date as provided herein and immediately upon such payment you will thereupon cease to have any interest whatsoever in the transaction and shall immediately return all of the original documents to us.

At any time during business hours, we will permit such agents as you may designate to us in writing to examine our books, records and accounts relating to the transaction. The transaction and any security interest arising thereunder shall be retained by us in our own name, but, to the extent of your interest therein, as agent of and for you and subject to your rights with respect thereto as herein set forth.
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We will keep a record of the transaction appropriately marked as to show your interest therein and in showing the ownership thereof on our books and in any statement and reports as to our condition, we will include only such portion of the transaction as shall equal our own pro rata interest therein. All costs and expenses of routine collection efforts shall be borne by us, except that any out-of-pocket costs and expenses of collection by outside agencies or attorneys, including their fees and disbursements, court costs and the like, shall be borne by you to the extent of the participation percentage of any such amounts.

Enclosed please find the original of the above-captioned document which we give to you to hold in trust for our joint account subject to the terms of this letter agreement and it is hereby agreed that we shall have the right without prior notice or responsibility to you to exercise and enforce all privileges and rights granted to us thereunder, without limitation, as we may in our sole discretion desire, subject of course to the terms and condition of this Letter Agreement. Upon the payment in full of the transaction you shall immediately return all of the original documents to us.

If the foregoing is acceptable to you please so indicate in the space provided below and return a copy of to the undersigned.

                                   STANDARD FUNDING CORP.

                                   By:    /s/ Alan J. Karp
                                          ----------------
                                   Name:  Alan J. Karp
                                          ----------------
                                   Title: President
                                          ----------------

INTERBANK OF NEW YORK
ACCEPTED AND AGREED TO:

By:    /s/ Luis A. Rebatta
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Name:  Luis A. Rebatta
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Title: Sr. V.P.
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